UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934
Date of Report: August 2, 2007
(Date of earliest event reported)
AGILYSYS, INC.

(Exact name of registrant as specified in its charter)

Ohio	000-5734	34-0907152

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2255 Glades Road, Suite 301E, Boca Raton, Florida	33431

(Address of principal executive offices)	(ZIP Code)
Registrant’s telephone number, including area code: (561) 999-8700
N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.
On August 2, 2007 Agilysys, Inc. (the “Company”) issued a press release and conducted a conference call, both of which reported the Company’s results for the fiscal 2008 first quarter ended June 30, 2007. The press release was filed with the Securities and Exchange Commission on Form 8-K dated August 2, 2007. During the conference call, management discussed the Company’s previously announced intention to conduct a self-tender offer. Following are the related excerpts from the conference call that discussed the self-tender offer.
<Q – Brian Alexander>: Plus the tender, can you just address the timing of that?
<A – Martin Ellis>: Should expect it to go down by approximately 100 million for the purchase of Innovativ which flows after quarter end. From a tender standpoint, as we discussed last quarter, there are a number of reasons that were impacting our decision with respect to timing. The first was ensuring that investors had adequate information about the surviving business as a standalone business and wanted to have at least this first quarter’s results posted– both sharing the form of the earnings release as well as our 10-Q filed and then wanted to ensure that investors had access to information on recent acquisitions.
Given the size of both the Innovativ and the InfoGenesis acquisitions, we want to ensure that that information is in investors hands before we initiate any tender offer and then there has been and was at the time the issue of dealing with material non-public information that we have and so with that, Brian, we are still committed to executing, but we are balancing all those issues as we establish a likely date for executing.
<Q – Brian Alexander>: And then the chances of it happening in this calendar quarter, would you say are pretty high, given everything you just said?
<A – Martin Ellis>: Yeah, it will depend on all the items that I discussed, Brian. I can not get into anything more specific with respect to timing.
<Q – Sabu Joseph>: Hi, I just have one follow-up question on your acquisition side. If I look at your balance sheet again roughly $260 million less after your Innovativ acquisition and you have roughly $100 million buyback program in place and so that means, is that a full – is it a strong commitment this share buyback program, and I think one of analyst had a question prior to this? So is it a firm commitment on the buyback?
<A – Martin Ellis>: The 100 million is an estimated number that we put out there. If you look at our prior communications that included an estimate on the dollars and what the board has authorized in terms of the number of shares. The board authorized 6 million shares at the time that – at the time that we go to market, we will consider at the time pricing, number of shares and total dollar value but the $100 million is the notional amount that we have communicated.
<Q – Sabu Joseph>: Okay [inaudible] during the calendar year, right?
<A – Martin Ellis>: I cannot – I cannot be more definitive on timing.
A replay of the conference call in its entirety is accessible on the investor relations page of the Company’s Web site: www.agilysys.com. A taped replay of the conference call is currently available through midnight ET on Thursday, August 16, 2007, accessible by dialing (877) 344-7529 or (412) 317-0088 (passcode #408990).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILYSYS, INC.
By:	/s/ Martin F. Ellis
Martin F. Ellis
Executive Vice President, Treasurer and Chief Financial Officer

Date: August 7, 2007